Exhibit 10.14

EXECUTION VERSION

NOTES PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT, dated as of November 6, 2020 (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Pledge Agreement”), among Academy, Ltd., a Texas limited partnership (the “Issuer”), each of the entities listed on the signature pages hereto or that becomes a party hereto pursuant to Section 28 hereof (each such entity being a “Guarantor Pledgor” and, collectively, the “Guarantor Pledgors”), and The Bank of New York Mellon Trust Company, N.A., not in its individual capacity but solely as collateral agent under the Indenture (as defined below) (in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties.

W I T N E S S E T H:

WHEREAS, the Issuer and each of the Guarantor Pledgors are party to the Indenture, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), by and among the Issuer, the Guarantor Pledgors, and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Trustee”) and as Collateral Agent, pursuant to which the Issuer issued $400,000,000 aggregate principal amount of its 6.000% Senior Secured Notes due 2027 (the “Notes”), and may from time to time issue additional Notes upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to the Indenture, each of the Guarantor Pledgors has agreed to unconditionally and irrevocably guarantee (the “Guarantees”), as primary obligor and not merely as surety, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations;

WHEREAS, the ABL Intercreditor Agreement, dated as of July 2, 2015, and the joinder, dated as of the date hereof, among, inter alios, the Collateral Agent, the Term Loan Collateral Agent and the ABL Collateral Agent (as amended, restated, supplemented or otherwise modified from time to time, the “ABL Intercreditor Agreement”) governs the relative rights and priorities of the Term Loan Secured Parties (as defined therein), the ABL Secured Parties (as defined therein) and Additional Debt Secured Parties (as defined therein) in respect of the Collateral and the ABL Priority Collateral (and with respect to certain other matters as described therein);

WHEREAS, the First Lien Intercreditor Agreement, dated as of the date hereof, between, inter alios, the Collateral Agent and the Term Loan Collateral Agent (as amended, restated, supplemented or otherwise modified from time to time, the “First Lien Intercreditor Agreement”) governs the relative rights and priorities of the First Lien Secured Parties (as defined therein) in respect of the Collateral (and with respect to certain other matters as described therein);

WHEREAS, the proceeds of the Notes will be used in part to enable the Issuer to make valuable transfers to the other Pledgors in connection with the operation of their respective businesses;

WHEREAS, each Pledgor acknowledges that it will derive substantial direct and indirect benefit from the sale and issuance of the Notes and the provision of the Guarantees; and

WHEREAS, as of the date hereof, (a) the Pledgors are the legal and beneficial owners of the Equity Interests described in Schedule 1 hereto and issued by the entities named therein (such Equity Interests, together with any Equity Interests of the issuer of such Equity Interests or any other issuer directly held by any Pledgor hereafter, in each case, except to the extent excluded from the Collateral for the Obligations pursuant to the last paragraph of Section 2 below, referred to collectively herein as the “Pledged Shares”) and (b) each of the Pledgors is the legal and beneficial owner of the Indebtedness evidenced by a promissory note in excess of the greater of (a) $45,000,000 and (b) 10% of Consolidated EBITDA of the Issuer for the Applicable Measurement Period and described in Schedule 1 hereto (together with any other Indebtedness owed to any Pledgor on the date hereof and any time hereafter, including the promissory notes required to be pledged pursuant to Section 14.10 of the Indenture, referred to collectively herein as the “Pledged Debt”).

NOW, THEREFORE, in consideration of the premises and to induce the Trustee and the Collateral Agent to enter into the Indenture and to induce the Holders to purchase and hold the Notes, the Pledgors hereby agree with the Collateral Agent, for the benefit of the Secured Parties, as follows:

1. Defined Terms.

(a) Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture. Any term used herein or in the Indenture without definition that is defined in the UCC has the meaning given to it in the UCC.

(b) “ABL Priority Collateral” shall have the meaning assigned that term in the ABL Intercreditor Agreement.

(c) “Collateral” shall have the meaning provided in Section 2.

(d) “Collateral Agent” shall have the meaning provided in the preamble hereto.

(e) “Equity Interests” shall mean, collectively, Capital Stock and Stock Equivalents.

(f) “Excluded Assets” shall have the meaning assigned to that term in the Security Agreement.

(g) “Guarantee” shall have the meaning provided in the recitals hereto.

(h) “Guarantor Pledgor” shall have the meaning provided in the recitals hereto.

(i) “Intercreditor Agreement” means the ABL Intercreditor Agreement, the First Lien Intercreditor Agreement and/or, if executed, the Junior Lien Intercreditor Agreement and/or, as the context may require (each, an “Intercreditor Agreement” and collectively, the “Intercreditor Agreements”).

(j) “Notes Documents” shall mean the collective reference to the Indenture, the Notes, the Guarantee and the Security Documents (as defined in the Indenture).

(k) “Obligations” shall mean the Notes Obligations (as defined in the Indenture).

(l) “Pledge Agreement” shall have the meaning provided in the preamble hereto.

(m) “Pledged Debt” shall have the meaning provided in the recitals hereto.

(n) “Pledged Shares” shall have the meaning provided in the recitals hereto.

(o) “Pledgors” shall mean the Issuer and the Guarantor Pledgors.

(p) “Proceeds” has the meaning given to it in the UCC.

(q) “Secured Parties” shall mean the “Notes Secured Parties” as defined in the Indenture.

(r) “Security Agreement” means that certain security agreement dated as of November 6, 2020, by and among the Issuer, each of the other Grantors (defined therein) from time to time party thereto, each of the other parties thereto and the Collateral Agent for the benefit of itself and the Secured Parties as defined therein (together with all amendments and modifications, if any, from time to time thereafter made thereto).

(s) “Security Interest” shall have the meaning provided in Section 2.

(t) “Termination Date” shall have the meaning ascribed thereto in Section 13(a).

(u) “UCC” shall mean the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

(v) Sections 1.01, 1.13 and 1.14 of the Indenture are incorporated herein by reference, mutatis mutandis.

2. Grant of Security. As collateral security for the payment and performance when due of all of the Obligations, each Pledgor hereby collaterally assigns and pledges to the Collateral Agent, for the benefit of the Secured Parties, and grants to the Collateral Agent, for the benefit of the Secured Parties, a lien on and a security interest in (the “Security Interest”) all of such Pledgor’s right, title and interest in, to and under the following, whether now owned or existing or at any time hereafter acquired or existing (collectively, the “Collateral”):

(a) the Pledged Shares held by such Pledgor and the certificates representing such Pledged Shares and any interest of such Pledgor in the entries on the books of the issuer of the Pledged Shares or any financial intermediary pertaining to the Pledged Shares and all dividends, cash, warrants, rights, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

(b) the Pledged Debt and the instruments evidencing the Pledged Debt owed to such Pledgor, and all interest, cash, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Debt; and

(c) to the extent not covered by clauses (a) and (b) above, respectively, all Proceeds of any or all of the foregoing Collateral.

Notwithstanding the foregoing, the Collateral (and any defined term used in the definition thereof) for the Obligations shall not include any Excluded Stock and Stock Equivalents or any Excluded Assets.

3. Delivery of the Collateral. Subject to Section 25 hereof, all certificates or instruments, if any, representing or evidencing the Collateral shall be (a) in the case of such Collateral existing as of the date hereof, delivered on the date hereof and (b) in the case of such Collateral acquired after the date hereof, promptly (and in any event within 90 days of the acquisition thereof (or such longer period as the Collateral Agent (or its bailee) may reasonably agree)), delivered by the applicable Pledgor to and held by or on behalf of the Collateral Agent (or its bailee) pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent (or its bailee). The Collateral Agent (or its bailee) shall have the right, at any time after the occurrence and during the continuance of an Event of Default, subject to the Intercreditor Agreements, and upon at least 3 Business Days’ prior written notice to the relevant Pledgor, to transfer to or to register in the name of the Collateral Agent (or its bailee) or any of its nominees any or all of the Pledged Shares.

4. Representations and Warranties. Each Pledgor represents and warrants, after giving effect to the Transactions, as follows:

(a) Schedule 1 hereto (i) correctly represents as of the Closing Date (A) the issuer, the certificate number, the Pledgor and the record and beneficial owner, the number and class and the percentage of the issued and outstanding Equity Interests of such class of all Pledged Shares and (B) the issuer, the initial principal amount, the Pledgor and holder, date of issuance and maturity date of all Pledged Debt and (ii) together with the comparable schedule to each supplement hereto, includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder. Except as set forth on Schedule 1, and except for Excluded Stock and Stock Equivalents, the Pledged Shares represent all (or 66% in the case of pledges of the Voting Stock of Foreign Subsidiaries of any Domestic Subsidiary) of the issued and outstanding Equity Interests of each class of Equity Interests in the issuer on the Closing Date.

(b) Such Pledgor is the legal and beneficial owner of the Collateral pledged or collaterally assigned by such Pledgor hereunder free and clear of any Lien, except for Liens permitted by the Indenture (and which, in the case of Liens permitted by the Indenture in respect of the ABL Credit Agreement and the Term Loan Facility, are subject to the Intercreditor Agreements, as applicable) and the Lien created by this Pledge Agreement.

(c) As of the Closing Date, the Pledged Shares pledged by such Pledgor hereunder have been duly authorized and validly issued and, in the case of Pledged Shares issued by a corporation, are fully paid and non-assessable, in each case, to the extent such concepts are applicable in the jurisdiction of organization of the respective issuer.

(d) The execution and delivery by such Pledgor of this Pledge Agreement and the pledge of the Collateral pledged by such Pledgor hereunder pursuant hereto create a legal, valid and enforceable security interest in such Collateral (with respect to Collateral consisting of the Equity Interests or Pledged Debt of Foreign Subsidiaries, to the extent the creation of such Security Interest is governed by the Uniform Commercial Code of any applicable jurisdiction) and, upon delivery of such Collateral to the Collateral Agent or filing of UCC financing statements, shall constitute a fully perfected Lien on and security interest in the Collateral, securing the payment of the Obligations, in favor of the Collateral Agent for the benefit of the Secured Parties (with respect to Collateral consisting of the Equity Interests or Pledged Debt of Foreign Subsidiaries, to the extent the creation and perfection of such Security Interest is governed by the Uniform Commercial Code of any applicable jurisdiction), except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity and principles of good faith and fair dealing.

(e) Such Pledgor has full organizational power, authority and legal right to pledge all the Collateral pledged by such Pledgor pursuant to this Pledge Agreement and this Pledge Agreement constitutes a legal, valid and binding obligation of each Pledgor (with respect to Collateral consisting of the Equity Interests or Pledged Debt of Foreign Subsidiaries, to the extent the enforceability of such Security Interest is governed by the Uniform Commercial Code of any applicable jurisdiction), enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity and principles of good faith and fair dealing.

5. Certification of Limited Liability Company, Limited Partnership Interests, Equity Interests in Foreign Subsidiaries and Pledged Debt.

(a) With respect to any Equity Interests in any Subsidiary constituting Collateral that are not a security as defined in Section 8-102(a)(15) of the Uniform Commercial Code of any applicable jurisdiction or pursuant to Section 8-103 of the Uniform Commercial Code of any applicable jurisdiction, if any Pledgor shall take any action that, under such sections, converts such Equity Interests into a security, such Pledgor shall give prompt written notice thereof to the Collateral Agent and cause the issuer thereof to issue to it certificates or instruments evidencing such Equity Interests, which it shall promptly deliver to the Collateral Agent as provided in Section 3.

(b) [Reserved].

(c) In the event that any Equity Interests in any Foreign Subsidiary constituting Collateral are not represented by a certificate, the Pledgors agree not to permit such Foreign Subsidiary to issue Equity Interests represented by a certificate to any other Person.

6. Further Assurances. Subject to the terms and limitations of Article Fourteen of the Indenture and 3.2(c) of the Security Agreement, each Pledgor agrees that at any time and from time to time, at the expense of such Pledgor, it will execute or otherwise authorize the filing of any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, deeds of trust and other documents), which may be required under any applicable law in order (x) to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby (including the priority thereof) or (y) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Each Pledgor hereby irrevocably authorizes the Collateral Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file or record financing statements (including financing statements describing collateral as “all assets” or words of similar effect), amendments to financing statements and, with notice to the applicable Pledgors, other filing or recording documents or instruments with respect to the Collateral in such form and in such offices appropriate to perfect the Security Interest of the Collateral Agent under this Pledge Agreement.

7. Voting Rights; Dividends and Distributions; Etc.

(a) So long as no Event of Default shall have occurred and be continuing:

(i) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not prohibited by the terms of this Pledge Agreement or the other Notes Documents.

(ii) The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to each Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above.

(b) Subject to paragraph (c) below, each Pledgor shall be entitled to receive and retain and use, free and clear of the Lien created by this Pledge Agreement, any and all dividends, distributions, principal and interest made or paid in respect of the Collateral to the extent permitted by the Indenture, as applicable; provided, however, that any and all noncash dividends, interest, principal or other distributions that would constitute Pledged Shares or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Shares or received in exchange for Pledged Shares or Pledged Debt or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Collateral and shall, if received by such Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor and be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).

(c) Upon at least three Business Days’ prior written notice to a Pledgor by the Collateral Agent that the Collateral Agent is exercising its rights under this Section 7(c), following the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreements,

(i) all rights of such Pledgor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 7(a)(i) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights during the continuance of such Event of Default, provided that, upon being directed by the Holders, the Collateral Agent shall have the right from time to time following the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreements, to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived, each Pledgor will have the right to exercise the voting and consensual rights that such Pledgor would otherwise be entitled to exercise pursuant to the terms of Section 7(a)(i) (and the obligations of the Collateral Agent under Section 7(a)(ii) shall be reinstated);

(ii) all rights of such Pledgor to receive the dividends, distributions and principal and interest payments that such Pledgor would otherwise be authorized to receive and retain pursuant to Section 7(b) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which, subject to the terms of the Intercreditor Agreements, shall thereupon have the sole right to receive and hold as Collateral such dividends, distributions and principal and interest payments during the continuance of such Event of Default. After all Events of Default have been cured or waived, the Collateral Agent shall repay to each Pledgor (without interest) all dividends, distributions and principal and interest payments still in its possession and not otherwise applied in accordance with Section 11(b) that such Pledgor would otherwise be permitted to receive, retain and use pursuant to the terms of Section 7(b);

(iii) all dividends, distributions and principal and interest payments that are received by such Pledgor contrary to the provisions of Section 7(b) shall be received in trust for the benefit of the Collateral Agent and segregated from other property or funds of such Pledgor and shall forthwith be delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsements); and

(iv) in order to permit the Collateral Agent to receive all dividends, distributions and principal and interest payments to which it may be entitled under Section 7(b) above, to exercise the voting and other consensual rights that it may be entitled to exercise pursuant to Section 7(c)(i) above, and to receive all dividends, distributions and principal and interest payments that it may be entitled to under Sections 7(c)(ii) and (c)(iii) above, such Pledgor shall from time to time execute and deliver to the Collateral Agent, appropriate proxies, dividend payment orders and other instruments as the Collateral Agent may reasonably request in writing, subject to the terms of the Intercreditor Agreements. The exercise of any remedies by the Collateral Agent pursuant to this provision shall not cause the Collateral Agent to be considered, or assume any obligations or liabilities of, a member or principal of any Guarantor.

8. Transfers and Other Liens; Additional Collateral; Etc. Subject to the terms of the Intercreditor Agreements, each Pledgor shall:

(a) not (i) except as permitted by the Indenture, sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or (ii) create or suffer to exist any consensual Lien upon or with respect to any of the Collateral, except for Liens permitted by the Indenture (and which, in the case of Liens permitted by the Indenture in respect of the ABL Credit Agreement and the Term Loan Facility, are subject to the Intercreditor Agreements, as applicable) and the Lien created by this Pledge Agreement; provided that, subject to the provisions of the Intercreditor Agreements then in effect, in the event such Pledgor sells or otherwise disposes of assets as permitted by the Indenture to a Person that is not a Guarantor, and such assets are or include any of the Collateral, the Lien created by this Pledge Agreement shall be automatically released concurrently with the consummation of such sale, and upon the request of the applicable Pledgor and the provisions of such documents required by the Indenture, the Collateral Agent shall evidence such release of such Collateral to such Pledgor; and

(b) use commercially reasonable efforts to defend its and the Collateral Agent’s title or interest in and to all the Collateral (and in the Proceeds thereof) against any and all Liens (other than Liens permitted by the Indenture (and which, in the case of Liens permitted by the Indenture in respect of the ABL Credit Agreement and the Term Loan Facility, are subject to the Intercreditor Agreements, as applicable) and the Lien created by this Pledge Agreement), however arising, and any and all Persons whomsoever (except to the extent that the Collateral Agent and the Issuer agree that the cost of such defense is excessive in relation to the benefit to the Holders thereof).

9. Collateral Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints, which appointment is irrevocable and coupled with an interest, and shall automatically terminate with respect to such Pledgor on the Termination Date or, if sooner, upon the release of such Pledgor hereunder pursuant to Section 13, the Collateral Agent as such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise to take any action and to execute any instrument, in each case solely after the occurrence and during the continuance of an Event of Default (and upon prior written notice to such Pledgor that the Collateral Agent intends to take such action), that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Pledge Agreement, including to receive, indorse and collect all instruments made payable to such Pledgor representing any dividend, distribution or principal or interest payment in respect of the Collateral or any part thereof and to give full discharge for the same.

10. The Collateral Agent’s Duties. The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Shares, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if it treats such Collateral in accordance with the Collateral Agent’s standard of care set forth herein and in the Indenture. The Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Guarantor in connection therewith, nor shall the Collateral Agent be responsible or liable to the Secured Parties for any failure to monitor or maintain any portion of the Collateral.

11. Remedies. Subject to the terms of the Intercreditor Agreements, if any Event of Default shall occur and be continuing, and after giving prior notice to the Issuer and any applicable Pledgor:

(a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC or any other applicable law (whether or not the UCC applies to the affected Collateral) and also may with notice to the relevant Pledgor, sell the Collateral or any part thereof in one or more parcels at public or private sale or sales, at any exchange broker’s board or office of the Collateral Agent or any Secured Party or elsewhere, for cash, on credit or for future delivery, at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. The Collateral Agent shall be authorized at any such sale of Pledged Shares or Pledged Debt (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of such Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Shares or Pledged Debt so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent and any Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase all or any part of the Collateral so sold, and the Collateral Agent or such Secured Party may pay the purchase price by crediting the amount thereof against the Obligations. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each Pledgor hereby waives any claim against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. The Collateral Agent shall incur no liability as a result of the sale (whether public or private) of the Collateral or any part thereof at any sale pursuant to this Agreement conducted in a commercially reasonable manner. Each of the Pledgors and Secured Parties hereby waive any claims against the Collateral Agent arising by reason of the fact that the price at which the Collateral may have been sold at such sale (whether public or private) was less than the price that might have been obtained otherwise, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree, so long as such sale is conducted in a commercially reasonable manner. Each of the Pledgors and Secured Parties hereby agree that in respect of any sale of any of the Collateral pursuant to the terms hereof, Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable laws, or in order to obtain any required approval of the sale or of the purchaser by any governmental authority or official, and the Pledgors and Secured Parties further agree that such compliance shall not, in and of itself, result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable or accountable to the Pledgors or Secured Parties for any discount allowed by reason of the fact that the Collateral or any part thereof is sold in compliance with any such limitation or restriction.

(b) Subject to the Intercreditor Agreements then in effect, the Collateral Agent shall apply the Proceeds of any collection or sale of the Collateral as well as any Collateral consisting of cash, at any time after receipt in the order set forth in Section 5.06 of the Indenture.

Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

(c) All payments received by any Pledgor in respect of the Collateral after the occurrence and during the continuance of an Event of Default, shall be received in trust for the benefit of the Collateral Agent shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).

12. Amendments, etc. with Respect to the Obligations; Waiver of Rights. Each Pledgor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Pledgor and without notice to or further assent by any Pledgor, (a) any demand for payment of any of the Obligations made by the Collateral Agent or any other Secured Party may be rescinded by such party and any of the Obligations continued, (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other Secured Party, (c) the Indenture, the other Notes Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part from time to time and (d) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Pledge Agreement or any property subject thereto. When making any demand hereunder against any Pledgor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on any Pledgor or any other Person, and any failure by the Collateral Agent or any other Secured Party to make any such demand or to collect any payments from any Pledgor or any other Person or any release of the Issuer or any Pledgor or any other Person shall not relieve any Pledgor in respect of which a demand or collection is not made or any Pledgor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other Secured Party against any Pledgor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

13. Continuing Security Interest; Assignments Under the Indenture; Release.

(a) This Pledge Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Pledgor and the successors and assigns thereof, and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors, endorsees, transferees and assigns permitted under the Indenture until the date on which all Obligations (other than, in each case, any contingent indemnity obligations not then due) shall have been satisfied by payment in full (such date, the “Termination Date”), notwithstanding that from time to time during the term of the Indenture the Guarantors may be free from any Obligations.

(b) Any Pledgor shall automatically be released from its obligations hereunder and the Collateral of such Pledgor shall be automatically released as it relates to the Obligations upon such Pledgor ceasing to be a Guarantor in accordance with Article Eight and Section 12.08 of the Indenture. Any such release in connection with any sale, transfer or other disposition of such Collateral permitted under the Indenture to a Person that is not a Guarantor shall result in such Collateral being sold, transferred or disposed of, as applicable, free and clear of the Liens of this Pledge Agreement.

(c) The Collateral shall be automatically released from the Liens of this Pledge Agreement as it relates to the Obligations (i) to the extent provided for in Article Fourteen of the Indenture and (ii) upon the effectiveness of any written consent to the release of the security interest granted in such Collateral pursuant to Article Nine of the Indenture.

(d) In connection with any termination or release pursuant to the foregoing paragraph (a), (b) or (c), the Collateral Agent shall execute and deliver to any Pledgor or authorize the filing of, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence such termination or release subject to the Collateral Agent’s receipt of a certification by the Issuer and the applicable Pledgor stating that such transaction is in compliance with the Indenture and the other Notes Documents and all conditions precedent to such transaction have been satisfied (upon which the Collateral Agent may conclusively rely). Any execution and delivery of documents pursuant to this Section 13 shall be without recourse to or warranty by the Collateral Agent.

14. Reinstatement. Each Pledgor further agrees that, if any payment made by any Guarantor or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the Proceeds of Collateral are required to be returned by any Secured Party to such Guarantor, its estate, trustee, receiver or any other Person, including any Pledgor, under any bankruptcy law, state, federal or foreign law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender, such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Pledgor in respect of the amount of such payment.

15. Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 1.06 and 1.07 of the Indenture. All communications and notices hereunder to any Pledgor shall be given to it in care of Holdings at Holdings’ address set forth in Section 1.06 of the Indenture. All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communications sent to the Collateral Agent hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by Docusign (or such other digital signature provider as specified in writing to Collateral Agent by the authorized representative), in English. Each Pledgor and Noteholder (by acceptance of the Notes) agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Collateral Agent, including without limitation the risk of Collateral Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

16. Counterparts. This Pledge Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The exchange of signature pages by facsimile or electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Pledge Agreement. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.

17. Severability. Any provision of this Pledge Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

18. Integration. This Pledge Agreement together with the other Notes Documents represents the agreement of each of the Pledgors with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth herein or in the other Notes Documents.

19. Amendments in Writing; No Waiver; Cumulative Remedies.

(a) None of the terms or provisions of this Pledge Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Pledgor and the Collateral Agent in accordance with Article Nine of the Indenture.

(b) Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 19(a)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such other Secured Party would otherwise have on any future occasion.

(c) The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

20. Section Headings. The Section headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

21. Successors and Assigns. This Pledge Agreement shall be binding upon the successors and assigns of each Pledgor and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors and permitted assigns, except that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Pledge Agreement without the prior written consent of the Collateral Agent except pursuant to a transaction permitted by the Indenture.

22. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS PLEDGE AGREEMENT, ANY OTHER NOTES DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

23. Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Pledge Agreement and the other Notes Documents to which it is a party to the exclusive general jurisdiction of the courts of the State of New York or the courts of the United States for the Southern District of New York, in each case sitting in New York City in the Borough of Manhattan, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives (to the extent permitted by applicable law) any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same or to commence or support any such action or proceeding in any other courts;

(c) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 23 any special, exemplary, punitive or consequential damages; and

(d) agree that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Pledgor in any other jurisdiction.

Each of the Pledgors hereby irrevocably and unconditionally agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address referred to in Section 15 or at such other address of which the Collateral Agent shall have been notified pursuant thereto.

24. GOVERNING LAW. THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

25. Intercreditor Agreements. Notwithstanding anything herein to the contrary, the liens and security interests granted to the Collateral Agent pursuant to this Pledge Agreement and the exercise of any right or remedy by the Collateral Agent hereunder, are subject to the provisions of any Intercreditor Agreement then in effect. In the event of any conflict between the terms of any Intercreditor Agreement then in effect and the terms of this Pledge Agreement, the terms of such Intercreditor Agreement shall govern and control. No right, power or remedy granted to the Collateral Agent hereunder shall be exercised by the Collateral Agent, and no direction shall be given by the Collateral Agent, in contravention of any such Intercreditor Agreement. So long as the ABL Intercreditor Agreement is outstanding, any requirement in this Pledge Agreement to deliver any ABL Priority Collateral to the Collateral Agent (or any representation or warranty having the effect of requiring the same) shall be deemed satisfied (or any such representation or warranty shall be deemed true) by delivery of such ABL Priority Collateral to the ABL Collateral Agent. So long as the First Lien Intercreditor Agreement is outstanding, any requirement in this Pledge Agreement to deliver Term Loan Priority Collateral to the Collateral Agent (or any representation or warranty having the effect of requiring the same) shall be deemed satisfied (or any such representation or warranty shall be deemed true) by delivery of such Term Loan Priority Collateral to the Controlling Collateral Agent (as defined in the First Lien Intercreditor Agreement).

26. Enforcement Expenses; Indemnification.

(a) Each Pledgor agrees to pay any and all reasonable and documented out of pocket expenses (including all reasonable and documented fees and disbursements of counsel, experts, nominees and agents) that may be paid or incurred by any Secured Party in enforcing, or obtaining advice of counsel or relevant experts in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Pledgor under this Pledge Agreement, in each case subject to the limitations on reimbursement of costs and expenses set forth in Sections 6.07 and 14.08 of the Indenture.

(b) Each Pledgor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Pledge Agreement (including enforcing the indemnity obligations set forth herein) to the extent the Issuer would be required to do so pursuant to Sections 6.07 and 14.08 of the Indenture.

(c) The agreements in this Section 26 shall survive repayment of the Obligations and all other amounts payable under the Indenture and the other Notes Documents and the resignation and removal of the Collateral Agent.

27. Acknowledgments. Each party hereto hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Pledge Agreement and the other Notes Documents to which it is a party;

(b) neither the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Pledgor arising out of or in connection with this Pledge Agreement or any of the other Notes Documents, and the relationship between the Pledgors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Notes Documents or otherwise exists by virtue of the transactions contemplated hereby among the Holders and any other Secured Party or among the Pledgors and the Holders and any other Secured Party.

28. Additional Pledgors. Each Subsidiary of the Issuer that is required to become a party to this Pledge Agreement pursuant to Section 12.03 of the Indenture shall become a Guarantor Pledgor, with the same force and effect as if originally named as a Pledgor herein, for all purposes of this Pledge Agreement, upon execution and delivery by such Subsidiary of a written supplement substantially in the form of Annex A hereto. The execution and delivery of any instrument adding an additional Pledgor as a party to this Pledge Agreement shall not require the consent of any other Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Pledge Agreement.

29. Collateral Agent Capacity. The Bank of New York Mellon Trust Company, N.A., is executing this Pledge Agreement, not in its individual capacity but solely in its capacity as Collateral Agent under that certain Indenture dated as of November 6, 2020. In acting hereunder, the Collateral Agent shall be entitled to all the rights, powers, protections, immunities, and indemnities afforded to it under the Indenture as if the same were set forth herein, mutatis mutandis. The permissive rights, benefits and powers granted to the Collateral Agent hereunder (including the power to exercise any remedies following an Event of Default) shall not be construed as duties. All discretionary acts hereunder (including the exercise of any remedies) shall be taken by the Collateral Agent pursuant and subject to the terms of the Indenture (including the Collateral Agent’s right to be adequately indemnified and directed). The Collateral Agent shall be entitled to exercise its rights, powers and duties hereunder through agents, experts or designees and shall not be responsible for the acts of any such parties appointed with due care. Notwithstanding anything herein to the contrary, the Collateral Agent shall have no responsibility for preparing, recording, filing, re-recording, or re-filing any financing statement, perfection statement, continuation statement or other instrument in any public office or for otherwise ensuring the perfection or maintenance of any security interest granted pursuant to this Pledge Agreement, the Indenture or any Security Document.

[Remainder of page intentionally left blank; Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

ACADEMY, LTD., as Grantor

By:	Academy Managing Co., L.L.C., its General Partner

By:	/s/ Rene Casares
	Name:	Rene Casares
	Title:	Senior Vice President and General Counsel

NEW ACADEMY HOLDING COMPANY, LLC, as Grantor

By:	/s/ Rene Casares
	Name:	Rene Casares
	Title:	Senior Vice President and General Counsel

ACADEMY MANAGING CO., L.L.C., as Grantor

By:	/s/ Rene Casares
	Name:	Rene Casares
	Title:	Senior Vice President and General Counsel

ASSOCIATED INVESTORS, L.L.C., as Grantor

By:	/s/ Rene Casares
	Name:	Rene Casares
	Title:	Senior Vice President and General Counsel

[Signature Page for the Notes Pledge Agreement]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as the Collateral Agent

By:	/s/ Lawrence M. Kusch
Name:	Lawrence M. Kusch
Title:	Vice President

[Signature Page for the Notes Pledge Agreement]